                                                                    Exhibit 23.1


                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-07951), Form S-8 (File No. 333-27285), Form S-8 (File No. 333-47748), Form S-8 (File No. 333-70205), Form S-8 (File No.
333-70207), Form S-8 (File No. 333-70209), Form S-8 (File No. 333-76301), Form
S-8 (File No. 333-76303), Form S-8 (File No. 333-76305), Form S-8 (File No.
333-76307), Form S-8 (File No. 333-76309), Form S-8 (File No. 333-76311), Form
S-8 (File No. 333-76313), Form S-8 (File No. 333-76315), Form S-8 (File No.
333-76317) of Alabama National BanCorporation of our report dated January 18, 2001, except for Note 21, as to which the date is January 31, 2001 relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Birmingham, Alabama
March 22, 2001